UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Park Place, Suite 200, Dublin, California	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to receive one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2023, the Board of Directors of AEye, Inc. (the “Company”) appointed Tirukkur R. “TR” Ramachandran, age 52, the Company’s Chief Operating Officer, as the Company’s principal operating officer.

Mr. Ramachandran joined the Company in November of 2021 as Chief Product Officer. Prior to his employment with the Company, Mr. Ramachandran held key leadership roles at two other companies in the lidar industry. He was Executive Vice President of Marketing and Chief Marketing Officer at Cepton, Inc. between 2019 and 2021, and Vice President of Product Management at Velodyne Lidar, Inc. between 2017 and 2019. Prior to Velodyne Lidar, Mr. Ramachandran worked in other high-tech companies, including ultimately serving as Vice President, Corporate Quality and Program Management, at LSI Corp. until 2014, when LSI Corp. was acquired by Avago Technologies, now Broadcom Inc. Mr. Ramachandran brings a diverse experience base to the Company, ranging from his depth of knowledge and success in the lidar industry, to launching numerous high-volume, technology products to market across different industries, to overseeing new product introduction and quality for a $2+ billion business. He brings over 24 years of experience delivering market-leading solutions across SoCs, software, and systems, along with strong automotive market experience in the lidar industry, including partnering with several Tier 1 automotive suppliers. Mr. Ramachandran holds a Ph.D. in Materials Science from the University of Southern California, where he focused on InGaAs optoelectronic systems, as well as scanning probe-based imaging and nanotechnology. He received a B. Tech. in Metallurgical/Materials Engineering from the Indian Institute of Technology (IIT), Madras.

In anticipation of naming Mr. Ramachandran as the Company’s principal operating officer, Mr. Ramachandran’s annual salary was increased to $385,000, his annual bonus target was set at 65% of base salary, and he was awarded 500,000 restricted stock units pursuant to the Company’s 2021 Equity Incentive Plan, which will vest quarterly over three years commencing on February 15, 2023.

There is no arrangement or understanding between Mr. Ramachandran and any other person pursuant to which Mr. Ramachandran was to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Ramachandran and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Ramachandran is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statement and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: January 17, 2023
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary